Exhibit 99.1


   RARE Hospitality International Reports 22.6% Growth in Fourth Quarter 2005
    Earnings Per Diluted Share to $0.38; Adjusted Earnings Per Diluted Share
                 Increase 25.0% for the Fourth Quarter to $0.45


     ATLANTA--(BUSINESS WIRE)--Feb. 8, 2006--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the fourth quarter and year ended December 25, 2005. Revenues were $246,946,000 for the quarter, a 16.0% increase from $212,814,000 for the fourth quarter of fiscal 2004. Net earnings for the fourth quarter of fiscal 2005 were $13,076,000, or $0.38 per diluted share, up from $10,945,000, or $0.31 per diluted share, for the fourth quarter of fiscal 2004, including non-cash FAS No. 144 asset impairment charges of $3,269,000 ($2,182,000, or $0.06 per diluted share, after tax) and $2,700,000
($1,802,000, or $0.05 per diluted share, after tax) for the fourth quarter of fiscal 2005 and fiscal 2004, respectively. Excluding the FAS No. 144 charges from both years, adjusted earnings per diluted share increased 25.0% to $0.45 for the fourth quarter of fiscal 2005, from $0.36 for the fourth quarter of fiscal 2004.
     For fiscal 2005, revenues were $936,576,000, a 15.3% increase from $812,563,000 for fiscal 2004. Net earnings for fiscal 2005 were $52,082,000, or $1.50 per diluted share, compared with $47,530,000, or $1.34 per diluted share, for fiscal 2004. Excluding the FAS No. 144 charges discussed above, adjusted earnings per diluted share increased 12.2% to $1.56 for fiscal 2005, from $1.39 for fiscal 2004. See page 6 for a reconciliation of GAAP and non-GAAP results.

     Operating highlights for each of the Company's three concepts follow.

     LongHorn Steakhouse - Revenues for LongHorn Steakhouse grew 16.2% for the fourth quarter of fiscal 2005 compared with the fourth quarter of fiscal 2004, while same-store sales increased 3.7%, the 16th consecutive quarter of same-store sales growth. Also contributing to the growth in revenues, RARE opened 27 LongHorn Steakhouse restaurants during fiscal 2005, including six in the fourth quarter, to complete fiscal 2005 with 237 compared with 210 at the end of fiscal 2004. The Company plans to open eight to nine LongHorn Steakhouse restaurants during the first quarter of fiscal 2006, four of which have already been opened, and a total of 29 to 30 for the fiscal year.
     The Capital Grille - The Capital Grille produced a 7.6% increase in same-store sales for the fourth quarter of fiscal 2005, its 15th consecutive quarterly increase. This same-store sales performance and the opening of three Capital Grille restaurants during fiscal 2005, including one in the fourth quarter, primarily accounted for the 22.7% increase in the Capital Grille's revenues for the fourth quarter of fiscal 2005 over the fourth quarter of fiscal 2004. The Capital Grille operated 23 restaurants at the end of fiscal 2005, and plans to open three Capital Grille restaurants during fiscal 2006.
     Bugaboo Creek Steak House - Bugaboo Creek's revenues for the fourth quarter of fiscal 2005 grew 4.4% from the fourth quarter of fiscal 2004, as the opening of three Bugaboo Creek restaurants during fiscal 2005 offset a 4.0% decrease in same-store sales. RARE opened one Bugaboo Creek during the fourth quarter of fiscal 2005, completing the year with 30 Bugaboo Creek restaurants in operation. The Company plans to open two Bugaboo Creek restaurants during fiscal 2006, which includes the reopening of one Bugaboo Creek that closed during the first quarter of fiscal 2005 due to fire.
     Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, remarked, "As we anticipated entering 2005, we gained earnings momentum throughout the year, culminating in adjusted earnings per share growth of 25.0% for the fourth quarter. While we continue to operate in a challenging cost environment, we will maintain our focus on driving same-store sales growth by delivering memorable dining experiences and building guest loyalty in each of our restaurants."
     RARE today affirmed its guidance for adjusted earnings per diluted share for the first quarter of fiscal 2006, a 14-week period, in a range of $0.53 to $0.55. RARE's guidance excludes the impact of the adoption of FAS No. 123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, both of which became effective at the start of fiscal 2006 and are expected to total $0.05 per diluted share in the quarter. RARE's adjusted earnings per diluted share for the first quarter of fiscal 2005, a 13-week period, were $0.44, which exclude the impact of FASB Staff Position 13-1 and FAS No. 123R, which were not effective for that quarter. See page 6 for a reconciliation of GAAP and non-GAAP results and guidance for the first quarter of 2005 and 2006. The Company's guidance for the first quarter of fiscal 2006 is based on an assumed increase in same-store sales in a range of 3% to 4% for LongHorn Steakhouse, 1% to 2% for Bugaboo Creek and 4% to 5% for Capital Grille, as well as the implementation of the Company's restaurant opening plans discussed above.
     RARE also today established its guidance for adjusted earnings per diluted share for fiscal 2006, a 53-week period, in a range of $1.80 to $1.84. RARE's guidance for fiscal 2006 excludes the impact of the adoption of FAS No. 123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, which are expected to total $0.18 per diluted share for the year. RARE's adjusted earnings per diluted share for fiscal 2005, a 52-week period, were $1.56, which exclude the impact of FAS No. 144. This adjusted earnings per diluted share also excludes the impact of the adoption of FASB Staff Position 13-1 and FAS No. 123R, which were not effective for fiscal 2005. See page 6 for a reconciliation of GAAP and non-GAAP results and guidance for 2005 and 2006. The Company's guidance is based on an assumed increase in same-store sales in a range of 3% to 4% for LongHorn, 1% to 2% for Bugaboo Creek and 3% to 4% for Capital Grille, as well as the implementation of the Company's restaurant opening plans discussed above.
     Of course, the statements contained in the immediately preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
     RARE Hospitality International will hold a conference call to discuss this release tomorrow, February 9, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on April 26, 2006.
     Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2004 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
     RARE Hospitality International, Inc. currently owns, operates and franchises 301 restaurants, including 245 LongHorn Steakhouse restaurants, 31 Bugaboo Creek Steak House restaurants and 23 Capital Grille restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                             Fiscal Quarter
                                             13 Weeks Ended
                                        Dec. 25,         Dec. 26,
Statement of Operations Data:            2005             2004
                                     ------------      -----------
Revenues:
  Restaurant sales:
    LongHorn Steakhouse              $    170,957      $   147,098
    The Capital Grille                     49,261           40,150
    Bugaboo Creek Steak House              24,746           23,709
    Specialty concepts                      1,876            1,748
                                     ------------      -----------
      Total restaurant sales              246,840          212,705
    Franchise revenues                        106              109
                                     ------------      -----------
      Total revenues                      246,946          212,814
                                     ------------      -----------
Costs and expenses:
 Cost of restaurant sales                  90,685           79,500
 Operating expenses - restaurants         108,666           93,001
 Provision for asset impairment             3,269            2,700
 Depreciation and amortization -
   restaurants                              9,685            8,387
 Pre-opening expense                        1,730            1,553
 General and administrative expenses       13,495           10,664
                                     ------------      -----------
      Total costs and expenses            227,530          195,805
                                     ------------      -----------
    Operating income                       19,416           17,009
Interest expense, net                         749              546
Minority interest                               7               62
                                     ------------      -----------
    Earnings before income taxes           18,660           16,401
Income tax expense                          5,584            5,456
                                     ------------      -----------
      Net earnings                   $     13,076      $    10,945
                                     ============      ===========
Basic earnings per common share      $       0.39      $      0.32
                                     ============      ===========
Diluted earnings per common share    $       0.38      $      0.31
                                     ============      ===========

Weighted average common shares
  outstanding:
    Basic                                  33,311           33,971
                                     ============      ===========
    Diluted                                34,258           35,661
                                     ============      ===========

                                             Twelve Months
                                            52 Weeks Ended
                                       Dec. 25,          Dec. 26,
Statement of Operations Data:            2005              2004
                                     ------------      -----------
Revenues:
  Restaurant sales:
    LongHorn Steakhouse              $    666,073      $   578,297
    The Capital Grille                    165,169          131,208
    Bugaboo Creek Steak House              97,310           95,091
    Specialty concepts                      7,588            7,564
                                     ------------      -----------
      Total restaurant sales              936,140          812,160
    Franchise revenues                        436              403
                                     ------------      -----------
      Total revenues                      936,576          812,563
                                     ------------      -----------
Costs and expenses:
 Cost of restaurant sales                 343,188          299,448
 Operating expenses - restaurants         415,732          354,679
 Provision for asset impairment             3,269            2,700
 Depreciation and amortization -
   restaurants                             35,857           30,793
 Pre-opening expense                        7,191            6,865
 General and administrative expenses       52,112           45,244
                                     ------------      -----------
      Total costs and expenses            857,349          739,729
                                     ------------      -----------
    Operating income                       79,227           72,834
Interest expense, net                       1,920            1,328
Minority interest                             215              300
                                     ------------      -----------
    Earnings before income taxes           77,092           71,206
Income tax expense                         25,010           23,676
                                     ------------      -----------
      Net earnings                   $     52,082      $    47,530
                                     ============      ===========
Basic earnings per common share      $       1.54      $      1.41
                                     ============      ===========

Diluted earnings per common share    $       1.50      $      1.34
                                     ============      ===========

Weighted average common shares
  outstanding:
    Basic                                  33,764           33,811
                                     ============      ===========
    Diluted                                34,817           35,374
                                     ============      ===========

                                        Dec. 25,         Dec. 26,
Balance Sheet Data:                      2005              2004
                                     ------------      -----------
Cash and short-term investments      $     18,371      $    54,442
Total assets                              609,362          568,120
Notes payable                                   -                -
Obligations under capital leases,
  net of current installments              38,991           37,136
Minority interest                           1,193            1,309
Total shareholders' equity                430,345          404,634


                RARE HOSPITALITY INTERNATIONAL, INC.(1)

   Unaudited Reconciliation of Net earnings and Earnings Per Diluted
         Share to Adjusted Net Earnings and Adjusted Earnings
                          Per Diluted Share
            (In thousands, except per share data, which may
                       not add due to rounding)

                                             Fiscal Quarter
                                             13 Weeks Ended
                                       Dec. 25,          Dec. 26,
                                        2005              2004
                                     ------------      -----------
Net earnings                         $     13,076      $    10,945
Plus reconciling items (after tax):
   FAS 144                                  2,182            1,802
                                     ------------      -----------
Adjusted net earnings(1)             $     15,258      $    12,747
                                     ============      ===========

Earnings per diluted share           $       0.38      $      0.31
Plus reconciling items (after tax):
   FAS 144                                   0.06             0.05
                                     ------------      -----------
Adjusted earnings per diluted
  share(1)                           $       0.45      $      0.36
                                     ============      ===========

                                             Twelve Months
                                             52 Weeks Ended
                                       Dec. 25,          Dec. 26,
                                         2005              2004
                                     ------------      -----------
Net earnings                         $     52,082      $    47,530
Plus reconciling items (after tax):
   FAS 144                                  2,182            1,802
                                     ------------      -----------
Adjusted net earnings(1)             $     54,264      $    49,332
                                     ============      ===========

Earnings per diluted share           $       1.50      $      1.34
Plus reconciling items (after tax):
   FAS 144                                   0.06             0.05
                                     ------------      -----------
Adjusted earnings per diluted
  share(1)                           $       1.56      $      1.39
                                     ============      ===========

         Unaudited Comparison of Earnings Per Diluted Share to
             Adjusted Earnings Per Diluted Share Guidance

                                            Fiscal Quarter
                                               Guidance
                                                  for
                                        14 Weeks         13 Weeks
                                         Ended             Ended
                                        Apr. 2,          Mar. 27,
                                         2006              2005
                                     -------------     ------------
Earnings per diluted share           $ 0.48 - 0.50(2)  $          -
Pro forma earnings per diluted share             -             0.40(3)
Plus reconciling items (after tax):
  Estimated FAS 123R(4)                       0.04             0.03
                                                       ------------
                                                               0.43(2)
  FASB Staff Position 13-1(5)                 0.01             0.01
  FAS 144                                        -                -
                                     -------------     ------------
Adjusted earnings per diluted
  share(1)                           $ 0.53 - 0.55     $       0.44
                                     =============     ============

                                             Twelve Months
                                                Guidance
                                                  for
                                        53 Weeks         52 Weeks
                                         Ended             Ended
                                        Dec. 31,          Dec. 25,
                                         2006              2005
                                     -------------     ------------
Earnings per diluted share           $ 1.62 - 1.66(2)  $          -
Pro forma earnings per diluted share             -             1.36(3)
Plus reconciling items (after tax):
   Estimated FAS 123R(4)                      0.15             0.12
                                                       ------------
                                                               1.48(2)
   FASB Staff Position 13-1(5)                0.03             0.02
   FAS 144                                       -             0.06
                                     -------------     ------------
Adjusted earnings per diluted
  share(1)                           $ 1.80 - 1.84     $       1.56
                                     =============     ============

(1) RARE believes its calculation of adjusted earnings and adjusted earnings per diluted share (the "adjusted results") provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. The adjusted results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

(2) Earnings per diluted share on a GAAP basis. Beginning effective for 2006, GAAP earnings per diluted share reflect the adoption of FAS 123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent. Earnings per diluted share for the year 2005 also reflect FAS 144 asset impairment charges.

(3) Pro forma earnings per diluted share are computed as if the Company had applied the provisions of FAS 123R and FASB Staff Position 13-1 for fiscal 2005. RARE has presented pro forma earnings per diluted share (the "pro forma results") for the first quarter and full fiscal year 2005 because it believes that earnings per diluted share on a GAAP basis for periods after fiscal 2005 are more directly comparable to the pro forma results, which reflect on a pro forma basis, the application of FAS 123R and FASB Staff Position 13-1 in periods prior to these provisions becoming effective in fiscal 2006. The pro forma results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items included in them are significant components in understanding and assessing financial performance. Because the pro forma results are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

(4) Beginning effective for 2006, the Company intends to adopt FAS 123R, as required, which will result in expensing of share-based compensation. This expense will be reflected in general and administrative expenses. The Company intends to adopt the provisions of FAS 123R using modified prospective application.

(5) Beginning effective for 2006, the Company intends to adopt FASB Staff Position 13-1, as required, which will result in expensing rent during the construction period of new restaurants. This expense will be included in pre-opening expense. The Company intends to adopt the provisions of FASB Staff Position 13-1 using retrospective application. This will result in the revision of previously issued financial statements as if the provisions of FASB Staff Position 13-1 had always been used. In future filings, the financial results will reflect pre-opening expense and rent expense as if rent had always been expensed during the construction period.


    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595